EXHIBIT 99.1

AMERICAN LEARNING CORPORATION

TO RESTATE MARCH 31, 2011 AUDITED FINANCIAL STATEMENTS

JERICHO, NY, June 18, 2012: American Learning Corporation (the “Company”) (NASDAQ:ALRN) announced that it will restate the previously issued financial statements contained in its Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended March 31, 2011 (“Fiscal 2011”) and the subsequent Quarterly Reports on Form 10-Q (“Quarterly Reports”) for the quarterly periods ended June 30, 2011, September 30, 2011 and December 31, 2011.

On June 15, 2012, the Audit Committee of the Company’s Board of Directors, upon the recommendation of management, concluded that the previously issued financial statements contained in the Company’s Annual Report for Fiscal 2011 and subsequent Quarterly Reports for the quarterly periods ended June 30, 2011, September 30, 2011 and December 31, 2011 should no longer be relied upon because of an error in the Fiscal 2011 financial statements and that the Company would restate those financial statements to make the necessary accounting corrections. This error relates to a non-cash goodwill impairment charge of $70,000 which should have been recorded by the Company in the fourth quarter of Fiscal 2011. The amended financial statements for Fiscal 2011 will be included in the Company’s Annual Report for the fiscal year ended March 31, 2012.

American Learning Corporation, through its wholly owned subsidiaries, Interactive Therapy Group Consultants, Inc. and Signature Learning Resources, Inc., offers a comprehensive range of services to children with developmental delays and disabilities.

For further information contact: Gary J. Knauer, Chief Financial Officer, American Learning Corporation, One Jericho Plaza, Jericho, NY 11753; telephone number (516) 938-8000.

* * * * * * *